                             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Capital Appreciation Fund:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer Capital Appreciation
Fund on Form N-14 of our report dated October 16, 2006, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information, which are part of such Registration Statement.

                                            KPMG LLP

Denver, Colorado
September 7, 2007